Raymond Chabot Grant Thorton
Raymond Chabot Grant Thornton llp
Chartered Accountants

July 5, 2006

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Duravest, Inc.
File No 0-27489

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of Duravest, Inc. dated July 5, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ RAYMOND CHABOT GRANT THORNTON LLP

Chartered Accountants

c.c.:	Ogan Gurel

Suite 1900
National Bank Tower
600 De La Gauchetière Street West
Montréal, Québec H3B 4L8
Telephone: (514) 878-2691
Fax: (514) 878-2127
www.rcgt.com

Member of Grant Thornton International